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                                                              EXHIBIT 24.2
                                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Raytheon Company:

      Our report on the consolidated financial statements of Raytheon Company and Subsidiaries Consolidated has been incorporated by reference in this Form 10-K from page 59 of the 1994 Annual Report to Shareholders of Raytheon Company. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in Item 14(a) of this Form 10-K.

      In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


    Coopers & Lybrand L.L.P.
/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts

January 19, 1995, except for the
information presented in Note R for
which the date is February 22, 1995.